ACQUISITION AGREEMENT
                             ---------------------

THIS ACQUISITION AGREEMENT (the "Agreement") is dated as of 10th September 1996, by and between Regal International, Inc., a Delaware Corporation (the "Company"), Westronix Limited ("WL") and China Strategic Holdings Limited, a Hong Kong Company ("Shareholder").

                                    RECITALS
                                    --------

WHEREAS, Shareholder owns all of the issued and outstanding stock of WL (the "WL Shares"); and

WHEREAS, WL is a British Virgin Islands company and its sole asset is the 100% equity interest in China Construction International Group Limited ("CCIG") which owns 51% of a Sino-foreign joint venture known as Hangzhou Zhongche Huantong Development Co., Ltd. ("Hangzhou JV").

WHEREAS, the Company is a U.S. public company required to file reports under
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act");
and

WHEREAS, the Company desires to acquire all the WL Shares, and Shareholder desires to exchange all the WL Shares from the Company; and

                                      AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representation and warranties hereinafter set forth, the parties agree as follows:

I.  EXCHANGE OF THE SHARES AND CONSIDERATION

1.01 Shares Being Exchanged. Effective at the closing of this Agreement (the "Closing"), and subject to the terms and conditions of this Agreement, Shareholder shall assign, transfer and deliver to the Company the WL Shares.

1.02 Consideration. Subject to the terms and conditions of this Agreement, and in consideration of the assignment and delivery of the WL Shares to the Company, the Company shall at Closing pay to Shareholder and/or its designee(s), and Shareholder and/or its designee(s) shall purchase, acquire and accept from the Company, an aggregate of US$30 million (equivalent to Rmb250 million) (the "Consideration") in the form of a Convertible Note with terms and details as shown on the attached Schedule A.

1.03 Adjustment of Consideration. On or before ninety (90) days subsequent to the Closing, the principal amount of the Convertible Note may be automatically reduced and adjusted downward as herein set forth.

(a) The Company is entitled to engage an independent third party (at the cost of the Company) to issue an opinion ("Fairness Opinion") on the Consideration.


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(b)  If the Fairness Opinion states an amount which is 10% less than the
Consideration, the principal amount of the Convertible Note should be automatically reduced and adjusted downward to such amount.

1.04 Closing. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place at a place as mutually agreed upon on or before September 10, 1996.

1.05 Method of Closing. The method of closing shall require the parties to satisfy the conditions specified in Section 5.

II.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warranties to the Company as follows, as of the
Closing:

2.01 Organization. WL is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, CCIG is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong. CCIG and WL each have the corporate power and authority to carry on its business as presently conducted; and each of WL and CCIG is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its respective business.

2.02  Capitalization.

(a) All of the issued and outstanding shares of WL and CCIG are duly authorized, validly issued, fully paid and non assessable.

(b) There are no outstanding options, warrants, or rights to purchase any securities of WL or CCIG.

2.03 Subsidiaries and Investments. WL does not own any capital stock or have any interest in any corporation, partnership or other form of business organization, other than its 100% ownership interest in CCIG. CCIG does not own any capital stock or have any interest in any corporation, partnership or other form of organization other than its joint venture interests in Hangzhou JV as described in the recitals.

2.04 Financial Statements. All financial statements provided by the Shareholder with respect of CCIG, WL and Hangzhou JV have been properly prepared and fairly present the Company's financial condition and the results of its operations as of the relevant dates thereof and are not misleading.

2.05 Litigation. There is no litigation, proceeding or investigation pending or threatened against WL or CCIG affecting any of its properties, subsidiaries, or assets against any officer, director, or stockholder or consultant that might

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result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of WL or CCIG or their properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

2.06 Title to Assets. WL and CCIG each has good and marketable title to all of its assets and properties now carried on its books. The assets of WL and CCIG consist solely of the assets named in the recitals and neither WL nor CCIG has any liabilities, contingent or otherwise.

2.07 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Memorandum and Articles of Association of WL or any agreement, contract or instrument to which WL is a party or by which it or any of its assets are bound.

2.08 Authority. WL and Shareholder have full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by shareholder and no other corporate proceedings on the part of WL and/or Shareholder are necessary to authorize this Agreement and the transactions contemplated hereby.

2.09 Warranties relating to the Hangzhou JV. The Shareholder and WL represent and warrant that as of the date hereof and as of the Closing :

(a) Hangzhou JV has been validly established and validly exists and operates as a Sino-foreign equity joint venture in the People's Republic of China ("PRC") in accordance with the relevant rules and regulations of the PRC and is validly existing under the laws of the PRC and all legal and procedural requirements and all other formalities concerning the Hangzhou JV have been duly and properly complied with.

(b) Hangzhou JV has obtained all requisite permits, consents or approvals (including, but not limited to, those relating to environmental pollution) required in relation to its business and operations.

(c) the financials of CCIG and Hangzhou JV have been properly prepared and disclosed to Regal and there has been no material adverse change in the financial condition of Hangzhou JV since December 31, 1995.

(d) All capital contributions required to be provided by shareholder in accordance with the terms of the joint venture agreement have been injected in Hangzhou JV by Shareholder in full.

(e) The transfer and sale of ownership of WL will not violate the terms of the joint venture agreement which controls the activities of the joint venture and the relationship of the joint venture.

III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Shareholder as follows, as of the Closing :

3.01  Organization.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company.

(b) The copies of the Certificate of Incorporation of the Company, as certified by the Secretary of State of Delaware, and the Bylaws of the Company heretofore furnished to Shareholder are complete and correct copies of the Articles of Incorporation and the Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and shareholders of the Company are contained in the minute book of the Company and no minutes or actions in writing without a meeting have been excluded in such minute book.

3.02 Capitalization of the Company. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value US$0.01 per share, of which 81,806,198 shares shall be issued and outstanding at the Closing prior to issuance of Consideration. All outstanding shares are duly authorized, validly issued, fully paid and nonassessable, and at the Closing the Consideration will be duly authorized, validly issued, fully paid and non-assessable. Except for such outstanding Shares, Convertible Note
US$13.5 million to convert into 447,019,867 shares and options to purchase 1,100,000 shares, there are no outstanding shares of capital stock or other securities or other equity interests of the Company or rights of any kind to acquire such stock, other securities or other equity interests.

3.03 Authority. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this agreement, the consummation of the transactions contemplated hereby, and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement; the transactions contemplated hereby and the issuance of the Consideration in accordance with the terms hereof.


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3.04  No Undisclosed Liabilities.  The Company is not subject to any material undisclosed liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due.

3.05 Litigation. There is no litigation, proceeding or investigation pending or to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or, to the knowledge of the company, against any officer, director or stockholder of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call in to question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

3.06 Title to Assets. The Company has good and marketable title to all of its assets and properties now carried on its books, including those reflected in the balance sheet contained in the Company's financial statements and is free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Form 8KA filed on April 1, 1996.

3.07 Contracts and Undertaking. The Company (including any of its subsidiaries) has no contracts, agreements, leases, licenses, arrangements, commitments and other undertakings (collectively "Contracts") to which the Company or any such subsidiary is a party or by which it or its property is bound that have not been disclosed to Shareholder. The Company is not in material default, or alleged to be in material default, under any Contract and, to the knowledge of the Company, no other party to any Contract to which the Company is party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Contract.

3.08 Transactions with Affiliates, Directors and Shareholders. Except as set forth on Exhibit 3.09 there no contracts, agreements, arrangements or other transactions between the Company, and any officer, director, or 5% stockholder of the Company, or any corporation or other entity controlled by any such officer, director or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

3.09 No Conflict. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any agreement, contract or instrument to which the Company is a party or by which it or any of its assets are bound.

3.10 Disclosure. Neither this Agreement nor any other agreement, document, certificates or written or oral statement furnished to Shareholder by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.11 Financial Statements. Since the filing of the Form 8KA on April 1, 1996 and the financial statements of the Company (the "Financial Statements") set forth in its public filings (a) were prepared in accordance with the books and records of the Company; (b) were prepared in accordance with generally accepted accounting principles consistently applied; (c) are accurate and fairly present the Company's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby; (d) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company's financial condition and the results of its operations for the periods covered by said financial statements; and (e) contain and reflect adequate provisions for all reasonably anticipated liabilities with respect to the period(s) then ended.

3.12 Absence of Material Changes. Since the filing of the Form 8KA on April 1, 1996 and except as required or permitted under this Agreement, there has not been :

(a) any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Company, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

(b) any undisclosed redemption, purchase or other acquisition of any shares of the capital stock of Company, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by the Company relating to their authorized or issued capital stock.

3.13 Compliance with Law. The Company has in all material respects complied with and it is now in all material respects in compliance with, all Federal and State laws applicable to the Company, except that the Company is not current in its SEC filings. The Consideration will be issued in full compliance with all state and federal securities laws.

IV.  COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO CLOSING

4.01  Corporate Examinations and Investigations.   Prior to the Closing,
Shareholder shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of the Company as Shareholder may request. In order that Shareholder may have the full opportunity to do so, the Company shall furnish Shareholder and its representatives during such period with all such information concerning the affairs of the Company as Shareholder or its representatives may reasonably request and cause the Company's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with Shareholder or its representatives in connection with such review and examination and to make full disclosure of all information and documents requested by Shareholder and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at the Company's premises, with copies thereof to be provided to Shareholder and/or its representatives upon request.

4.02 Cooperation; Consents. Prior to the Closing Date, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or a license or permit from which is required for the consummation of the transactions contemplated by this Agreement and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

4.03 Conduct of Business. From the date hereof through the Closing, the Company shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties, contained herein shall continue to be true and correct as of the Closing, as if made at and as if made at and as of the Closing and (ii) not enter into any transaction not envisioned or required by this transactions, or incur any liability, without first obtaining the written consent of shareholder. Without the prior written consent of Shareholder, except as expressly set forth herein, the Company shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue as of the closing.

4.04 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), of any assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

4.05 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties contained herein.

V.  CONDITIONS TO CLOSING

5.01 Conditions to Obligation of Shareholder. The obligations of Shareholder under this Agreement shall be subject to each of the following conditions :

(a)  Representations and Warranties of Company to be True.
The representations and warranties of Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Company shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

(b) No Legal Proceedings. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

(c) Statutory Requirements. All statutory requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all government and other persons required to be obtained in order to permit consummation by the Company of the transactions contemplated by this Agreement shall have been obtained.

5.02 Conditions to Obligations of Company. The obligation of the Company under this Agreement shall be subject to the following conditions :

(a)  Representations and Warranties of Shareholder and WL to be True.
The representations and warranties of Shareholder and WL herein contained shall be true in all material respects as of the Closing, and shall have the same effect as though made at the Closing; Shareholder and WL shall have performed in all material respects all obligations and complied in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by them prior to the Closing.

(b) No Legal Proceedings. No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

(c) Statutory Requirements. All statutory requirements for the valid consummation by Shareholder of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governmental bodies and other persons required to be obtained in order to permit consummation by Shareholder of the transactions contemplated by this Agreement shall have been obtained.

VI.  MISCELLANEOUS

6.01 Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

6.02 Expenses of Sale. Except as otherwise provided herein, each party shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein. Without limitation, such expenses shall include the fees and expenses of all attorneys, brokers, investment bankers, accountants, agents and finders and other professionals incurred in connection herewith, acting on behalf of such party. The parties shall indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim or commissions, finder's fees or other compensation in connection with the contemplated transactions which may be asserted by any person based on any agreement for payment by the other party.

6.03 Use and Confidentiality. All of the information, records, books, and data to which the parties are given access as set forth herein shall be used by the parties solely for the purpose of confirming the representations and warranties set forth herein. Subject to any obligation to comply with (i) any law (ii) any rule or regulation of any authority or securities exchange or (iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, trustees, officers, employees, agents and attorneys, to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however,that the foregoing shall not apply to any information obtained by either party through its own independent investigations of the other party or received by such party from a third party not under any obligation to keep such information confidential nor to any information obtained by such party which is generally known to others to be engaged in the trade or business; and provided, further, that from and after the Closing, such party shall be under no obligation to maintain confidential any such information concerning the other party. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.

6.04 Notices. All notices, requests and other communications thereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent to telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, or by Federal Express or other reputable overnight delivery service, in all cases, addressed to:

             To Shareholder:  China Strategic Holdings Limited
                              52nd Floor, Bank of China Tower
                              1 Garden Road
                              Hong Kong
                              Attn : Ms Ma Wai Man, Catherine
                                     Executive Director

             To Company:      Regal International Inc.
                              P.O. Box 1237
                              Corsicana, Texas 75151
                              Attn : Mr Chung Cho Yee, Mico
                                     President

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto, may, from time to time, by notice in writing served as set forth above, designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

6.05 Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

6.06 Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

6.07 Headings, Etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.08 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.


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6.09  Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.10 Governing Law. This Agreement shall be governed by the laws of the State of California applicable to contracts to be performed in the State of California.

IN WITNESS WHEREOF, the Agreement has been duly executed and delivered by the parties hereto as the date first above written.

                                         REGAL INTERNATIONAL INC


                                         By    :/s/ Chung Cho Yee, Mico
                                                -----------------------
                                         Name  :    Chung Cho Yee, Mico
                                         Title :        President


                                         CHINA STRATEGIC HOLDINGS LIMITED


                                         By    :/s/ Oei hong Leong
                                                ------------------------
                                         Name  :    Oei Hong Leong
                                         Title :       Executive Director


                                         WESTRONIX LIMITED

                                         By    :/s/ Ma Wai Man, Catherine
                                                -------------------------
                                         Name  :    Ma Wai Man, Catherine
                                         Title :        Director

                                 EXHIBIT 3.09

Except for the transaction disclosed in filings made by the Company, Horler Holdings Limited, China Strategic Holdings Limited with the U.S. Securities and Exchange Commission, all of which are public record, there are no contracts, agreement, arrangements or other transactions between the Company and any officer, director, or 5% stockholder of the Company, or any corporation or other entity controlled by any such officer, director or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

                               SCHEDULE A
                               -----------


TERMS OF THE PROMISSORY NOTE:

1.  Issuer

Regal International, Inc., a Delaware corporation

2.  Noteholder

    Horler Holdings Limited

3.  Principal Amounts

    US$30 million

4.  Repayment Term

(a)  The principal of the Note is due and payable in full in cash three
(3) years from the date of issue. The Issuer has the right to call for early redemption by giving 14 days' notice to the Noteholder.

(b) The interest on the Note accrues at nine percent (9%) per annum and is payable as follows:

(i) No interest will accrue on the Note during the first six months from the date of issue;

(ii) Accrued Interest will be due and payable annually to be charged after the first six months period; and

(iii)  All interest is payable annually.

5.  Conversion

The Noteholder will have the right at any time from the date of issue to convert the outstanding principal and interest on the Note, in whole or any part or parts, into common stock of the Issuer at the conversion price.

6.  Conversion Price

The initial conversion price is US$0.0302 per share, subject to adjustment in the event that any alteration in the capital structure of the Issuer while any part of the Note remains outstanding, whether by way of capitalization of profits or reserves, rights issue, consolidation or reduction of the share capital of the Issuer, or as the Auditors shall at the request of the Issuer or the Noteholder certify in writing to be in their opinion fair and reasonable, provided that such alterations shall be made on the basis that no such alterations shall be made to the effect of which would be to enable a capital stock to be issued at less than its nominal value or which would give the Noteholder a different proportion of the issued share capital of the Issuer to which he was previously entitled and if any alteration in the capital structure of the Issuer is the result of an issue of Shares as consideration in a transaction. The capacity of the Auditors in this paragraph is that of experts and their certification shall be final and binding on the Issuer and the Noteholder.

7.  Other Rights

If while any part of the Note is outstanding, a general offer is made to shareholders of the Issuer to acquire the whole or any part of the issued share capital of the Issuer, the Issuer is required to use its reasonable endeavors to procure that a similar offer is extended in respect of the Note or in respect of any shares issued on conversion of the Note during the period of the offer, unless the prior written approval of the Noteholder is obtained.

8.  Voting

The Noteholder will not be entitled to attend or vote at any meetings of the Stockholders of the Issuer by reason only of it being the Noteholder.

9.  Transferability

The Note can only be transferred to any group company of the Noteholder on the condition that a further transfer of the Note to another group company of the Noteholder will be made in the event that the transferee company ceases to be a group company of the Noteholder.

10.  Unregistered Shares

The shares of common stock of the Issuer to be received upon conversion of the Note have not and it is anticipated will not have been registered under the Securities Act of 1933, as amended. Noteholder agrees it will execute an Investment Letter recognizing that such shares will be unregistered shares.

11.  Security for the Note

This note shall be secured in favour of Noteholder by all assets of Westronix Limited and its related subsidiaries by way of continuing security for the due and punctual payment to the Noteholder of all sums (including principal and interest).